UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2011 (January 4, 2011)
Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2011, Cyberonics, Inc. (“Company”) entered into a new Employment Agreement (“Agreement”) with each of its executive officers, including the named executive officers, Gregory L. Browne, Milton M. Morris, Ph.D., James A. Reinstein, and David S. Wise, other than the Chief Executive Officer (“CEO”).  The Agreement was prepared to replace each executive officer’s employment agreement that will expire in May 2011.  The Agreement is effective as of January 1, 2011 and expires, unless sooner terminated as described below, on January 1, 2015.  In the event of a “Change of Control,” as described below, the Agreement shall terminate no sooner than one year following the Change of Control.

The Agreement provides for payment of an annual base salary, eligibility for an annual bonus (with a target bonus of 50% of the executive officer’s annual base salary), including potential overachievement or underachievement of the target bonus amount as determined by the Compensation Committee, and general welfare benefits. The amount of the initial annual base salary in the Agreement for each executive officer was disclosed in our Proxy Statement filed August 6, 2010.  Both the Company and the executive officer have the right to terminate the agreement at will.  If the Company terminates the Agreement other than for Cause, as described below, or if the executive officer terminates the Agreement for a Good Reason, as described below, then the Company must provide the following severance benefits (“Severance Benefits”) to the executive officer:

•	a cash payment equal to 1.5 times the sum of the executive officer’s annual base salary and the average annual bonus amount paid to the executive officer for the past two fiscal years;

•
accelerated vesting of the executive officer’s time-based vesting equity awards as would otherwise have vested if the executive officer had remained employed with the Company for an additional 12 months;

•	payment of the full cost of premiums to continue medical and dental coverage under the Company’s medical and dental insurance programs pursuant to COBRA for a period of 12 months; and

•	waiver of the requirement, if any, to repay relocation benefits received by the executive officer.

Receipt of the foregoing benefits is contingent on and subject to the executive officer’s (1) avoidance of conduct that did or could have, if known, resulted in the executive officer’s termination for Cause; and (2) adherence to the terms of confidentiality and non-competition covenants for a period of one year following termination of employment, and adherence to the terms of a non-solicitation covenant for a period of two years following termination of employment.

A termination is for “Cause” if the executive officer, after written notice and an opportunity to cure, except as indicated below, has:

•	breached a material provision of the Agreement;

•	willfully engaged in conduct that is materially and demonstrably injurious to the Company;

•	willfully failed to comply with a lawful directive of the CEO;

•	failed to comply with the Company’s written policies and procedures;

•	engaged in fraud, dishonesty, or misappropriation of the Company’s assets, business, customers, suppliers or employees (no right to cure);

•	been convicted of a felony (no right to cure); or

•	continued to fail or refused to perform satisfactorily, or grossly neglected, the executive officer’s duties.

“Good Reason” means:

•	a reduction in the executive officer’s base salary;

•
an adverse change in the executive officer’s title, status, authority, duties, or responsibilities, other than as would be necessitated by a change, following a Change of Control, in the Company’s status to a subsidiary of a publicly traded company;

•	the Company’s failure to obtain the agreement of any successor company to perform the Company’s obligations under the Agreement;

•	the Company’s breach of any material provision of the Agreement;

•	a requirement that the executive officer relocate to an office more than 35 miles from the Company’s present headquarters; or

•	the Company’s adoption of an amendment to its certificate of incorporation or bylaws adversely affecting the Company’s duty to indemnify the executive officer.

In the event of a Change of Control, as described below, the forfeiture restrictions on all shares of the executive officer’s unvested time-based vesting restricted stock lapse immediately, and all unvested stock options vest immediately.

If, within one year following a Change of Control, the Company terminates the Agreement other than for Cause, or if the executive officer terminates the Agreement for a Good Reason, then the Company must provide the Severance Benefits to the executive officer, except that the amount of the cash payment shall equal to two times the sum of the executive officer’s annual base salary and target annual bonus amount.

A “Change of Control” occurs, in general, on:

•	the acquisition by another person or entity of 50% or more of the Company’s outstanding shares of stock;

•
the Company’s reorganization, merger, or consolidation or other form of corporate transaction where the Company’s stockholders prior to the transaction do not own more than 50% of the combined voting power of the resulting company’s outstanding securities;

•	the sale or disposition of all or substantially all of the Company’s assets;

•
a change in the composition of the Board, as a result of which fewer than a majority of the directors are persons who are directors upon the execution of the Agreement, or were nominated or elected after execution of the Agreement by a majority of the directors excluding directors nominated or elected in connection with an election contest or solicitation of proxies by a person other than the Board; or

•	the approval by the Board or the Company’s stockholders of the Company’s liquidation or dissolution.

In the event that the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the securities laws, the executive officer agrees to disgorge all incentive-based compensation received during the three years preceding the accounting restatement, to the extent that such compensation was based on erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.

The foregoing description of the form of Employment Agreement is a summary, is not complete and is qualified in its entirety by reference to the form of Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1†	Form of Employment Agreement effective January 1, 2011 (as to Messrs. Browne, Morris, Reinstein, and Wise)

       † Management contract or compensatory plan or arrangement filed pursuant to Item 601(b)(10)(iii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
January 5, 2011